NIDA & MALONEY
                 A P R O F E S S I O N A L C O R P O R A T I O N

                                ATTORNEYS AT LAW

                               800 Anacapa Street
                         Santa Barbara, California 93101
                               PHONE 805-568-1151
                                FAX 805-568-1955


                                  June 9, 1999


On Stage Entertainment, Inc.
4625 West Nevso Drive
Las Vegas, NV 89103

         Re:  On Stage Entertainment, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to On Stage Entertainment, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the "Commission") on June 9, 1999, in connection with the registration of an aggregate of 615,000 shares of the Company's common stock, par value $.01 per share (collectively, the "Shares"), issuable under the Company's Amended and Restated 1996 Stock Option Plan (collectively the "Plan").

          In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plan and the Form S-8 prospectus to be delivered to participants in the Plan, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

         Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized, and, when issued and sold in accordance with the Plan and the prospectus to be delivered to participants in the Plan, the Shares will be validly issued, fully paid and nonassessable.


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On Stage Entertainment, Inc.
June 9, 1999
Page 2

          On the basis of the foregoing, we are of the further opinion that the provisions of the written document constituting the Plan comply with the requirements of ERISA pertaining to such provisions.

         We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement.

         In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

         This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein only as to the internal (and not the conflict of law) laws of the State of California, and the Nevada Revised Statutes Title 7 Chapter 78 of the State of Nevada, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.


                                Very truly yours,


                               /s/  Nida & Maloney, P.C.
                               ------------------------------
                               Nida & Maloney P.C.

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